EXHIBIT 2.1

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Enbridge Inc.			227602-0

Name of corporation—Dénomination de la société			Corporation number—Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:			Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a)	en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b)	en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c)	en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d)	en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

May 5, 2005 / le 5 mai 2005

Richard G. Shaw			Date of Amendment — Date de modification
Director — Directeur

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION	RAPPORT DE LA TRANSACTION
		REPORT	ÉLECTRONIQUE
Canada Business	Loi canadienne sur les
Corporations Act	sociétés par actions	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
		(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

Processing Type – Mode de traitement: E-Commerce/Commerce-É

1.	Name of Corporation – Dénomination de la société	2.	Corporation No. – N° de la société

Enbridge Inc.			227602-0

3.	The articles of the above-named corporation are amended as follows:
	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

The Articles of the Corporation are amended pursuant to subsection 173(1)(h) of the Canada Business Corporations Act as follows:

Each of the issued and outstanding Common Shares of the Corporation is split into two (2) Common Shares for each one (1) Common Share of the Corporation, effective May 21, 2005.

Date	Name – Nom	Signature	Capacity of – en qualité
2005-05-05	BLAINE G. MELNYK		AUTHORIZED OFFICER